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                                                                    Exhibit 24.2


                               POWER OF ATTORNEY



          The undersigned appoints James E. Ferrell, Danley K. Sheldon and Kendrick T. Wallace, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-1 (Reg. No. 33-55185) of Ferrellgas Partners, L.P. and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.


          Date:  November 14, 1994


                                       [signature of Daniel M. Lambert
                                                 appears here]
                                      ___________________________________
                                      Daniel M. Lambert
                                      Director of Ferrellgas, Inc.